Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders
Diodes Incorporated and Subsidiaries


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-78716) of Diodes Incorporated and Subsidiaries of our report dated January 27, 2003 appearing in item 8 in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears at page 60 of this Form 10-K.


MOSS ADAMS LLP


/s/ Moss Adams LLP
Los Angeles, California
March 26, 2003